Exhibit 99.1

AMERIS BANCORP ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2022

Highlights of the Company's results for the second quarter of 2022 include the following:

  Net income of $90.1 million, or $1.30 per diluted share
  Growth in tangible book value of $1.05 per share, or 15.7% annualized, to $27.89 at June 30, 2022
  Adjusted total revenue grew $14.2 million, or 5.7%, when compared to last quarter
  Improvement in net interest margin of 31bps, from 3.35% last quarter to 3.66% this quarter
  Adjusted return on average assets of 1.40%
  Adjusted return on average tangible common equity of 17.18%
  Adjusted efficiency ratio of 53.66%, compared with 56.95% last quarter
  Organic growth in loans of $1.4 billion, or 35.1% annualized
  Continued growth in noninterest bearing deposits, representing 41.98% of total deposits, from 40.18% at March 31, 2022 and 38.25% a year ago

ATLANTA, July 26, 2022 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $90.1 million, or $1.30 per diluted share, for the quarter ended June 30, 2022, compared with $88.3 million, or $1.27 per diluted share, for the quarter ended June 30, 2021. The Company reported adjusted net income of $81.5 million, or $1.18 per diluted share, for the quarter ended June 30, 2022, compared with $87.5 million, or $1.25 per diluted share, for the same period in 2021. Adjusted net income excludes after-tax merger and conversion charges, servicing right valuation adjustments, gain on bank owned life insurance ("BOLI") proceeds and gain/loss on sale of bank premises.

For the year-to-date period ending June 30, 2022, the Company reported net income of $171.8 million, or $2.47 per diluted share, compared with $213.3 million, or $3.06 per diluted share, for the same period in 2021. The Company reported adjusted net income of $156.5 million, or $2.25 per diluted share, for the six months ended June 30, 2022, compared with $203.3 million, or $2.91 per diluted share, for the same period in 2021. Adjusted net income for the year-to-date period excludes the same items listed above for the Company's quarter-to-date period.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "Our strong second quarter financial results are attributable to our solid banking fundamentals. We grew revenue, improved our margin, expanded our earning asset base and grew tangible book value by $1.05 per share this quarter. We are well positioned for future interest rate hikes, and we continue to monitor our loan growth and credit metrics very closely. Southeastern markets where we operate continue to provide opportunities for responsible growth. We remain focused on our core fundamentals going into the third quarter."

Increase in Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis (TE) increased to $192.3 million in the second quarter of 2022, an increase of $18.8 million, or 10.8%, from last quarter and an increase of $29.3 million, or 18.0%, compared to the second quarter of 2021. Interest income on a tax-equivalent basis increased by $19.2 million, or 10.4%, in the current quarter while interest expense increased only $374,000, or 3.5%, compared to the first quarter of 2022.

The Company's net interest margin improved significantly to 3.66% for the second quarter of 2022, up from 3.35% reported for the first quarter of 2022 and 3.34% reported for the second quarter of 2021. While average earning assets remained consistent at $21.1 billion from the previous quarter, the mix of earning assets expanded the margin as the Company began to deploy excess liquidity through the investment portfolio and organic loan growth.

Yields on earning assets increased 32 basis points during the quarter to 3.88%, compared with 3.56% in the first quarter of 2022, and increased 30 basis points from 3.58% in the second quarter of 2021. Yields on loans decreased to 4.32% during the second quarter of 2022, compared with 4.37% for the first quarter of 2022 and 4.33% for the second quarter of 2021. Loan yields in the second quarter of 2022 were negatively impacted approximately four basis points by declines in fee income on Paycheck Protection Program ("PPP") loans compared with the first quarter of 2022. In addition, the Company incurred net accretion expense in the second quarter of $379,000, compared with accretion income of $1.0 million in the first quarter of 2022 and $4.5 million for the second quarter of 2021.

Loan production in the banking division during the second quarter of 2022 was $1.07 billion, with weighted average yields of 5.24%, compared with $805.5 million and 5.17%, respectively, in the first quarter of 2022 and $911.3 million and 3.75%, respectively, in the second quarter of 2021. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $5.3 billion during the second quarter of 2022, with weighted average yields of 4.29%, compared with $4.7 billion and 3.63%, respectively, during the first quarter of 2022 and $6.4 billion and 3.36%, respectively, during the second quarter of 2021.

The Company's total cost of funds was unchanged at 0.22% in the second quarter of 2022 as compared with the first quarter of 2022. Deposit costs increased just one basis point during the second quarter of 2022 to 0.10%, compared with 0.09% in the first quarter of 2022. Costs of interest-bearing deposits increased during the quarter from 0.14% in the first quarter of 2022 to 0.17% in the second quarter of 2022.

Noninterest Income
Noninterest income decreased $3.1 million, or 3.5%, in the second quarter of 2022 to $83.8 million, compared with $86.9 million for the first quarter of 2022, primarily as a result of decreased mortgage banking activity, which declined by $4.2 million, or 6.6%, to $58.8 million in the second quarter of 2022, compared with $62.9 million for the first quarter of 2022. Gain on sale spreads decreased to 2.36% in the second quarter of 2022 from 2.94% for the first quarter of 2022. Total production in the retail mortgage division increased to $1.73 billion in the second quarter of 2022, compared with $1.53 billion for the first quarter of 2022. The retail mortgage open pipeline was $832.3 million at the end of the second quarter of 2022, compared with $1.41 billion at March 31, 2022. Mortgage banking activity included a $10.8 million recovery of servicing right impairment recorded in the second quarter of 2022, compared with a recovery of $9.7 million for the first quarter of 2022.

Other noninterest income increased $683,000, or 5.7%, in the second quarter of 2022 to $12.7 million, compared with $12.0 million for the first quarter of 2022, primarily as a result of a $1.6 million impact from the recently acquired Balboa Capital. Also contributing to the increase were increases in swap income of $326,000 and BOLI income of $179,000, partially offset by a decrease in gains on sale of SBA loans of $1.2 million.

Noninterest Expense
Noninterest expense decreased $1.6 million, or 1.1%, to $142.2 million during the second quarter of 2022, compared with $143.8 million for the first quarter of 2022. During the second quarter of 2022, the Company recorded a net gain of $39,000 related to bank premises, compared with a net gain on bank premises of $6,000 and merger and conversion charges of $977,000 during the first quarter of 2022. Excluding those charges, adjusted expenses decreased approximately $614,000, or 0.4%, to $142.2 million in the second quarter of 2022, from $142.8 million in the first quarter of 2022. The decrease in adjusted expenses resulted from cyclical payroll tax and 401(k) expenses in the first quarter of 2022, partially offset by an increase in advertising and marketing expenses.

Management continues to focus its efforts on improving the operating efficiency of the Company. The adjusted efficiency ratio decreased to 53.66% in the second quarter of 2022, compared with 56.95% in the first quarter of 2022.

Income Tax Expense
The Company's effective tax rate for the second quarter of 2022 was 23.7%, compared with 25.3% in the first quarter of 2022. The decreased rate for the second quarter of 2022 was primarily a result of a discrete charge to the Company's state tax liability and nondeductible merger expenses incurred in the first quarter of 2022.

Balance Sheet Trends
Total assets at June 30, 2022 were $23.69 billion, compared with $23.86 billion at December 31, 2021. While total assets have not materially changed, the Company improved the earning asset mix through a shift in reinvestment of excess liquidity to the securities portfolio and loans held for investment. Debt securities available-for-sale increased $459.6 million, or 77.6%, from $592.6 million at December 31, 2021 to $1.05 billion at June 30, 2022. Loans, net of unearned income, increased $1.69 billion, or 21.4% annualized, to $17.56 billion at June 30, 2022, compared with $15.87 billion at December 31, 2021. Organic loan growth in the second quarter of 2022 was $1.4 billion, or 35.1% annualized, which included managed growth in residential mortgage loans of $555 million and seasonal increases in mortgage warehouse and agricultural loans of $217 million and $40.5 million, respectively. As a result of the purposeful origination of residential mortgage loans into the portfolio, loans held for sale decreased $699.0 million from $1.25 billion at December 31, 2021 to $555.7 million at June 30, 2022.

At June 30, 2022, total deposits amounted to $19.68 billion, or 97.3% of total funding, compared with $19.67 billion and 95.8%, respectively, at December 31, 2021. At June 30, 2022, noninterest-bearing deposit accounts were $8.26 billion, or 42.0% of total deposits, compared with $7.77 billion, or 39.5% of total deposits, at December 31, 2021. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $13.06 billion at June 30, 2022, compared with $12.52 billion at December 31, 2021. These funds represented 66.3% of the Company's total deposits at June 30, 2022, compared with 63.6% at the end of 2021, which continues to positively impact the cost of funds sensitivity in a rising rate environment.

Shareholders' equity at June 30, 2022 totaled $3.07 billion, an increase of $106.9 million, or 3.6%, from December 31, 2021. The increase in shareholders' equity was primarily the result of earnings of $171.8 million during the first six months of 2022, partially offset by dividends declared, share repurchases and the impact to other comprehensive income resulting from rising rates on our investment portfolio. The Company repurchased 118,157 shares of the Company's common stock at a cost of $5.0 million during the second quarter of 2022. The Company recorded dilution of $0.16 per share, or less than 0.6%, to tangible book value this quarter from other comprehensive income related to the increase in net unrealized losses on the securities portfolio. Tangible book value per share was $27.89 at June 30, 2022, compared with $26.26 at December 31, 2021. Tangible common equity as a percentage of tangible assets was 8.58% at June 30, 2022, compared with 8.05% at the end of 2021.

Credit Quality
Credit quality remains strong in the Company. During the second quarter of 2022, the Company recorded a provision for credit losses of $14.9 million, compared with a provision of $6.2 million in the first quarter of 2022. This provision was primarily attributable to the $1.4 billion in organic loan growth during the quarter. Nonperforming assets as a percentage of total assets increased nine basis points to 0.56% during the quarter. The net charge-off ratio was four basis points for the second quarter of 2022, compared with nine basis points in the first quarter of 2022 and seven basis points in the second quarter of 2021.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Wednesday, July 27, 2022, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-200-6205 (or 1-929-526-1599 for international participants). The conference call access code is 603616. A replay of the call will be available one hour after the end of the conference call until August 10, 2022. To listen to the replay, dial 1-866-813-9403. The conference replay access code is 568609. The financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 164 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; the potential impact of the phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2022	2022	2021	2021	2021	2022	2021
EARNINGS
Net income	$ 90,066	$ 81,698	$ 81,944	$ 81,680	$ 88,327	$ 171,764	$ 213,289
Adjusted net income	$ 81,473	$ 75,039	$ 81,544	$ 83,861	$ 87,548	$ 156,512	$ 203,294

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$ 1.30	$ 1.18	$ 1.18	$ 1.18	$ 1.27	$ 2.48	$ 3.07
Diluted	$ 1.30	$ 1.17	$ 1.18	$ 1.17	$ 1.27	$ 2.47	$ 3.06
Adjusted diluted EPS	$ 1.18	$ 1.08	$ 1.17	$ 1.20	$ 1.25	$ 2.25	$ 2.91
Cash dividends per share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.30	$ 0.30
Book value per share (period end)	$ 44.31	$ 43.31	$ 42.62	$ 41.66	$ 40.66	$ 44.31	$ 40.66
Tangible book value per share (period end)	$ 27.89	$ 26.84	$ 26.26	$ 27.46	$ 26.45	$ 27.89	$ 26.45
Weighted average number of shares
Basic	69,136,046	69,345,735	69,398,594	69,439,845	69,496,666	69,246,084	69,447,503
Diluted	69,316,258	69,660,990	69,738,426	69,756,135	69,791,670	69,484,508	69,764,923
Period end number of shares	69,360,461	69,439,084	69,609,228	69,635,435	69,767,209	69,360,461	69,767,209
Market data
High intraday price	$ 46.28	$ 55.62	$ 56.64	$ 53.63	$ 59.85	$ 55.62	$ 59.85
Low intraday price	$ 39.37	$ 43.56	$ 46.20	$ 44.92	$ 47.44	$ 39.37	$ 36.60
Period end closing price	$ 40.18	$ 43.88	$ 49.68	$ 51.88	$ 50.63	$ 40.18	$ 50.63
Average daily volume	446,121	471,858	350,119	392,533	429,233	458,990	444,733

PERFORMANCE RATIOS
Return on average assets	1.54%	1.42%	1.41%	1.47%	1.64%	1.48%	2.03%
Adjusted return on average assets	1.40%	1.31%	1.40%	1.51%	1.63%	1.35%	1.94%
Return on average common equity	11.87%	11.06%	11.06%	11.27%	12.66%	11.47%	15.66%
Adjusted return on average tangible common equity	17.18%	16.38%	16.88%	17.65%	19.46%	16.79%	23.41%
Earning asset yield (TE)	3.88%	3.56%	3.39%	3.44%	3.58%	3.72%	3.71%
Total cost of funds	0.22%	0.22%	0.23%	0.24%	0.26%	0.22%	0.28%
Net interest margin (TE)	3.66%	3.35%	3.18%	3.22%	3.34%	3.51%	3.45%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	29.09%	32.05%	31.31%	30.32%	33.78%	30.52%	36.92%
Efficiency ratio	51.67%	55.43%	55.66%	57.59%	54.07%	53.49%	53.28%
Adjusted efficiency ratio (TE)	53.66%	56.95%	54.85%	56.56%	54.07%	55.26%	54.36%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.97%	12.76%	12.43%	12.87%	12.96%	12.97%	12.96%
Tangible common equity to tangible assets	8.58%	8.32%	8.05%	8.88%	8.83%	8.58%	8.83%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.58%	8.32%	8.05%	8.88%	8.83%	8.58%	8.83%
Effect of goodwill and other intangibles	4.39%	4.44%	4.38%	3.99%	4.13%	4.39%	4.13%
Equity to assets (GAAP)	12.97%	12.76%	12.43%	12.87%	12.96%	12.97%	12.96%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,050	2,033	2,008	1,821	1,817	2,050	1,817
Retail Mortgage Division	712	714	739	749	759	712	759
Warehouse Lending Division	9	10	12	12	12	9	12
SBA Division	36	35	34	29	30	36	30
Premium Finance Division	78	77	72	67	68	78	68
Total Ameris Bancorp FTE headcount	2,885	2,869	2,865	2,678	2,686	2,885	2,686

Assets per Banking Division FTE	$ 11,555	$ 11,589	$ 11,882	$ 12,374	$ 12,046	$ 11,555	$ 12,046
Branch locations	164	165	165	165	165	164	165
Deposits per branch location	$ 120,030	$ 118,718	$ 119,185	$ 114,142	$ 110,655	$ 120,030	$ 110,655

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2022	2022	2021	2021	2021	2022	2021
Interest income
Interest and fees on loans	$ 190,740	$ 177,566	$ 170,813	$ 166,358	$ 167,761	$ 368,306	$ 338,918
Interest on taxable securities	7,064	4,239	5,866	5,296	5,244	11,303	11,362
Interest on nontaxable securities	269	186	156	139	139	455	280
Interest on deposits in other banks	4,463	1,373	1,521	1,244	595	5,836	1,117
Interest on federal funds sold	32	10	9	9	12	42	24
Total interest income	202,568	183,374	178,365	173,046	173,751	385,942	351,701

Interest expense
Interest on deposits	4,908	4,092	4,678	5,106	5,775	9,000	12,573
Interest on other borrowings	6,296	6,738	6,850	6,279	6,124	13,034	12,299
Total interest expense	11,204	10,830	11,528	11,385	11,899	22,034	24,872

Net interest income	191,364	172,544	166,837	161,661	161,852	363,908	326,829

Provision for loan losses	13,227	(2,734)	(13,619)	(3,984)	(899)	10,493	(17,478)
Provision for unfunded commitments	1,779	9,009	16,388	(5,516)	1,299	10,788	(10,540)
Provision for other credit losses	(82)	(44)	(10)	(175)	(258)	(126)	(431)
Provision for credit losses	14,924	6,231	2,759	(9,675)	142	21,155	(28,449)
Net interest income after provision for credit losses	176,440	166,313	164,078	171,336	161,710	342,753	355,278

Noninterest income
Service charges on deposit accounts	11,148	11,058	11,784	11,486	11,007	22,206	21,836
Mortgage banking activity	58,761	62,938	60,723	56,460	70,231	121,699	168,717
Other service charges, commissions and fees	998	939	962	1,154	1,056	1,937	2,072
Gain (loss) on securities	248	(27)	(4)	530	1	221	(11)
Other noninterest income	12,686	12,003	8,304	6,932	6,945	24,689	14,599
Total noninterest income	83,841	86,911	81,769	76,562	89,240	170,752	207,213

Noninterest expense
Salaries and employee benefits	81,545	84,281	76,615	79,671	85,505	165,826	181,490
Occupancy and equipment	12,746	12,727	13,494	11,979	10,812	25,473	22,593
Data processing and communications expenses	12,155	12,572	11,534	10,681	11,877	24,727	23,761
Credit resolution-related expenses(1)	496	(965)	1,992	377	622	(469)	1,169
Advertising and marketing	3,122	1,988	2,381	2,676	1,946	5,110	3,377
Amortization of intangible assets	5,144	5,181	3,387	3,387	4,065	10,325	8,191
Merger and conversion charges	—	977	4,023	183	—	977	—
Other noninterest expenses	26,988	27,059	24,943	28,242	20,934	54,047	43,978
Total noninterest expense	142,196	143,820	138,369	137,196	135,761	286,016	284,559

Income before income tax expense	118,085	109,404	107,478	110,702	115,189	227,489	277,932
Income tax expense	28,019	27,706	25,534	29,022	26,862	55,725	64,643
Net income	$ 90,066	$ 81,698	$ 81,944	$ 81,680	$ 88,327	$ 171,764	$ 213,289

Diluted earnings per common share	$ 1.30	$ 1.17	$ 1.18	$ 1.17	$ 1.27	$ 2.47	$ 3.06

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2022	2022	2021	2021	2021
Assets
Cash and due from banks	$ 345,627	$ 257,316	$ 307,813	$ 239,028	$ 259,729
Federal funds sold and interest-bearing deposits in banks	1,961,209	3,541,144	3,756,844	3,513,412	3,044,795
Debt securities available-for-sale, at fair value	1,052,268	579,204	592,621	684,504	778,167
Debt securities held-to-maturity, at amortized cost	111,654	91,454	79,850	64,451	29,055
Other investments	49,500	49,395	47,552	27,619	27,621
Loans held for sale	555,665	901,550	1,254,632	1,435,805	1,210,589

Loans, net of unearned income	17,561,022	16,143,801	15,874,258	14,824,539	14,780,791
Allowance for credit losses	(172,642)	(161,251)	(167,582)	(171,213)	(175,070)
Loans, net	17,388,380	15,982,550	15,706,676	14,653,326	14,605,721

Other real estate owned	835	1,910	3,810	4,594	5,775
Premises and equipment, net	224,249	224,293	225,400	226,430	229,994
Goodwill	1,023,056	1,022,345	1,012,620	928,005	928,005
Other intangible assets, net	115,613	120,757	125,938	60,396	63,783
Cash value of bank owned life insurance	384,862	332,914	331,146	279,389	277,839
Other assets	474,552	455,460	413,419	416,182	425,858
Total assets	$ 23,687,470	$ 23,560,292	$ 23,858,321	$ 22,533,141	$ 21,886,931

Liabilities
Deposits
Noninterest-bearing	$ 8,262,929	$ 7,870,207	$ 7,774,823	$ 7,616,728	$ 6,983,761
Interest-bearing	11,422,053	11,718,234	11,890,730	11,216,761	11,274,236
Total deposits	19,684,982	19,588,441	19,665,553	18,833,489	18,257,997
Federal funds purchased and securities sold under agreements to repurchase	953	2,065	5,845	4,502	5,544
Other borrowings	425,592	425,520	739,879	425,375	425,303
Subordinated deferrable interest debentures	127,325	126,827	126,328	125,830	125,331
Other liabilities	375,242	410,280	354,265	243,175	235,752
Total liabilities	20,614,094	20,553,133	20,891,870	19,632,371	19,049,927

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,251	72,212	72,017	72,016	72,008
Capital stock	1,931,088	1,928,702	1,924,813	1,922,964	1,920,566
Retained earnings	1,157,359	1,077,725	1,006,436	934,979	863,828
Accumulated other comprehensive income (loss), net of tax	(12,635)	(1,841)	15,590	21,885	25,024
Treasury stock	(74,687)	(69,639)	(52,405)	(51,074)	(44,422)
Total shareholders' equity	3,073,376	3,007,159	2,966,451	2,900,770	2,837,004
Total liabilities and shareholders' equity	$ 23,687,470	$ 23,560,292	$ 23,858,321	$ 22,533,141	$ 21,886,931

Other Data
Earning assets	$ 21,291,318	$ 21,306,548	$ 21,605,757	$ 20,550,330	$ 19,871,018
Intangible assets	1,138,669	1,143,102	1,138,558	988,401	991,788
Interest-bearing liabilities	11,975,923	12,272,646	12,762,782	11,772,468	11,830,414
Average assets	23,405,201	23,275,654	23,054,847	22,087,642	21,538,894
Average common shareholders' equity	3,043,280	2,994,652	2,939,507	2,874,691	2,798,269

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2022	2022	2021	2021	2021	2022	2021
Allowance for Credit Losses
Balance at beginning of period	$ 203,615	$ 200,981	$ 188,234	$ 197,782	$ 200,241	$ 200,981	$ 233,105

Acquired allowance for purchased credit deteriorated loans	—	—	9,432	—	—	—	—

Provision for loan losses	13,227	(2,734)	(13,619)	(3,984)	(899)	10,493	(17,478)
Provision for unfunded commitments	1,779	9,009	16,388	(5,516)	1,299	10,788	(10,540)
Provision for other credit losses	(82)	(44)	(10)	(175)	(258)	(126)	(431)
Provision for credit losses	14,924	6,231	2,759	(9,675)	142	21,155	(28,449)

Charge-offs	6,853	8,579	3,367	3,537	7,138	15,432	14,712
Recoveries	5,017	4,982	3,923	3,664	4,537	9,999	7,838
Net charge-offs (recoveries)	1,836	3,597	(556)	(127)	2,601	5,433	6,874

Ending balance	$ 216,703	$ 203,615	$ 200,981	$ 188,234	$ 197,782	$ 216,703	$ 197,782

Allowance for loan losses	$ 172,642	$ 161,251	$ 167,582	$ 171,213	$ 175,070	$ 172,642	$ 175,070
Allowance for unfunded commitments	43,973	42,194	33,185	16,797	22,313	43,973	22,313
Allowance for other credit losses	88	170	214	224	399	88	399
Total allowance for credit losses	$ 216,703	$ 203,615	$ 200,981	$ 188,234	$ 197,782	$ 216,703	$ 197,782

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$ 4,391	$ 4,414	$ 1,003	$ 858	$ 3,529	$ 8,805	$ 5,899
Consumer installment	1,137	1,425	1,484	1,647	1,669	2,562	3,117
Indirect automobile	41	88	40	178	141	129	970
Premium Finance	1,066	1,369	526	605	1,194	2,435	2,537
Real estate - construction and development	—	—	21	—	186	—	212
Real estate - commercial and farmland	81	1,283	220	210	27	1,364	1,422
Real estate - residential	137	—	73	39	392	137	555
Total charge-offs	6,853	8,579	3,367	3,537	7,138	15,432	14,712

Recoveries
Commercial, financial and agricultural	2,785	2,896	2,389	1,986	625	5,681	1,352
Consumer installment	230	158	172	199	212	388	568
Indirect automobile	265	275	329	278	372	540	1,072
Premium Finance	1,113	1,247	633	649	2,466	2,360	3,588
Real estate - construction and development	355	218	210	45	84	573	251
Real estate - commercial and farmland	44	37	81	266	185	81	226
Real estate - residential	225	151	109	241	593	376	781
Total recoveries	5,017	4,982	3,923	3,664	4,537	9,999	7,838

Net charge-offs (recoveries)	$ 1,836	$ 3,597	$ (556)	$ (127)	$ 2,601	$ 5,433	$ 6,874

Non-Performing Assets
Nonaccrual loans	$ 122,912	$ 102,597	$ 85,266	$ 58,932	$ 59,921	$ 122,912	$ 59,921
Other real estate owned	835	1,910	3,810	4,594	5,775	835	5,775
Repossessed assets	122	139	84	152	226	122	226
Accruing loans delinquent 90 days or more	8,542	6,584	12,648	7,472	4,874	8,542	4,874
Total non-performing assets	$ 132,411	$ 111,230	$ 101,808	$ 71,150	$ 70,796	$ 132,411	$ 70,796

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.56%	0.47%	0.43%	0.32%	0.32%	0.56%	0.32%
Net charge-offs as a percent of average loans (annualized)	0.04%	0.09%	(0.01) %	— %	0.07%	0.07%	0.10%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2022	2022	2021	2021	2021
Loans by Type
Commercial, financial and agricultural	$ 2,022,845	$ 1,836,663	$ 1,875,993	$ 1,217,575	$ 1,406,421
Consumer installment	167,237	173,642	191,298	207,111	229,411
Indirect automobile	172,245	214,120	265,779	325,057	397,373
Mortgage warehouse	949,191	732,375	787,837	768,577	841,347
Municipal	529,268	547,926	572,701	624,430	647,578
Premium Finance	942,357	819,163	798,409	840,737	780,328
Real estate - construction and development	1,747,284	1,577,215	1,452,339	1,454,824	1,527,883
Real estate - commercial and farmland	7,156,017	6,924,475	6,834,917	6,409,704	6,051,472
Real estate - residential	3,874,578	3,318,222	3,094,985	2,976,524	2,898,978
Total loans	$ 17,561,022	$ 16,143,801	$ 15,874,258	$ 14,824,539	$ 14,780,791

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$ 964	$ 868	$ 1,286	$ 1,683	$ 1,038
Consumer installment	9	13	16	22	28
Indirect automobile	759	893	1,037	1,284	1,647
Premium Finance	993	162	—	—	—
Real estate - construction and development	706	725	789	887	898
Real estate - commercial and farmland	8,213	17,161	35,575	43,895	46,025
Real estate - residential	24,456	24,664	26,879	29,521	31,570
Total accruing troubled debt restructurings	$ 36,100	$ 44,486	$ 65,582	$ 77,292	$ 81,206
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$ 364	$ 72	$ 83	$ 112	$ 805
Consumer installment	14	31	35	38	43
Indirect automobile	122	221	273	297	301
Real estate - construction and development	—	11	13	271	301
Real estate - commercial and farmland	788	788	5,924	6,715	7,103
Real estate - residential	4,369	4,341	4,678	2,687	2,515
Total nonaccrual troubled debt restructurings	$ 5,657	$ 5,464	$ 11,006	$ 10,120	$ 11,068
Total troubled debt restructurings	$ 41,757	$ 49,950	$ 76,588	$ 87,412	$ 92,274

Loans by Risk Grade
Grades 1 through 5 - Pass	$ 17,296,520	$ 15,899,956	$ 15,614,323	$ 14,562,058	$ 14,477,905
Grade 6 - Other assets especially mentioned	68,444	51,670	78,957	87,757	100,750
Grade 7 - Substandard	196,058	192,175	180,978	174,724	202,134
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	—	2
Total loans	$ 17,561,022	$ 16,143,801	$ 15,874,258	$ 14,824,539	$ 14,780,791

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2022	2022	2021	2021	2021	2022	2021
Earning Assets
Federal funds sold	$ 17,692	$ 20,000	$ 20,000	$ 20,000	$ 20,000	$ 18,840	$ 20,000
Interest-bearing deposits in banks	2,209,761	3,393,238	3,719,878	3,082,413	2,461,092	2,798,231	2,304,119
Time deposits in other banks	—	—	—	—	244	—	246
Debt securities - taxable	932,824	623,498	698,915	757,278	811,234	779,016	860,759
Debt securities - nontaxable	39,236	29,605	22,639	19,053	18,225	34,446	18,722
Other investments	49,550	47,872	31,312	27,622	27,620	48,716	27,568
Loans held for sale	944,964	1,097,098	1,365,886	1,497,320	1,705,167	1,020,611	1,496,155
Loans	16,861,674	15,821,397	15,119,752	14,685,878	14,549,104	16,344,409	14,501,802
Total Earning Assets	$ 21,055,701	$ 21,032,708	$ 20,978,382	$ 20,089,564	$ 19,592,686	$ 21,044,269	$ 19,229,371

Deposits
Noninterest-bearing deposits	$ 7,955,765	$ 7,658,451	$ 7,600,284	$ 7,168,717	$ 6,874,471	$ 7,807,929	$ 6,644,646
NOW accounts	3,695,490	3,684,772	3,651,595	3,447,909	3,314,334	3,690,161	3,248,655
MMDA	5,087,199	5,240,922	5,209,653	4,966,492	4,872,500	5,163,636	4,817,197
Savings accounts	1,007,340	973,724	928,954	908,189	876,887	990,625	850,112
Retail CDs	1,693,740	1,774,016	1,827,852	1,919,184	2,005,265	1,733,656	2,035,668
Brokered CDs	—	—	—	511	1,000	—	1,000
Total Deposits	19,439,534	19,331,885	19,218,338	18,411,002	17,944,457	19,386,007	17,597,278
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	1,854	4,020	5,559	5,133	6,883	2,931	8,077
FHLB advances	48,746	48,786	48,828	48,866	48,910	48,766	48,931
Other borrowings	376,829	443,657	468,058	376,489	376,376	410,058	376,318
Subordinated deferrable interest debentures	127,063	126,563	126,067	125,567	125,068	126,814	124,823
Total Non-Deposit Funding	554,492	623,026	648,512	556,055	557,237	588,569	558,149
Total Funding	$ 19,994,026	$ 19,954,911	$ 19,866,850	$ 18,967,057	$ 18,501,694	$ 19,974,576	$ 18,155,427

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2022	2022	2021	2021	2021	2022	2021
Interest Income
Federal funds sold	$ 32	$ 10	$ 9	$ 9	$ 12	$ 42	$ 24
Interest-bearing deposits in banks	4,463	1,373	1,521	1,244	594	5,836	1,115
Time deposits in other banks	—	—	—	—	1	—	2
Debt securities - taxable	7,064	4,239	5,866	5,296	5,244	11,303	11,362
Debt securities - nontaxable (TE)	341	235	198	176	176	576	354
Loans held for sale	10,036	8,132	9,433	10,618	11,773	18,168	22,600
Loans (TE)	181,602	170,398	162,415	156,861	157,112	352,000	318,585
Total Earning Assets	$ 203,538	$ 184,387	$ 179,442	$ 174,204	$ 174,912	$ 387,925	$ 354,042

Accretion income (included above)	$ (379)	$ 1,006	$ 2,812	$ 2,948	$ 4,462	$ 627	$ 10,589

Interest Expense
Interest-Bearing Deposits
NOW accounts	$ 1,246	$ 824	$ 864	$ 808	$ 816	$ 2,070	$ 1,742
MMDA	2,204	1,643	1,971	1,970	1,908	3,847	3,906
Savings accounts	140	133	128	129	122	273	246
Retail CDs	1,318	1,492	1,715	2,195	2,921	2,810	6,665
Brokered CDs	—	—	—	4	8	—	14
Total Interest-Bearing Deposits	4,908	4,092	4,678	5,106	5,775	9,000	12,573
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	1	3	4	4	5	4	12
FHLB advances	192	190	195	195	193	382	385
Other borrowings	4,437	5,164	5,317	4,640	4,683	9,601	9,321
Subordinated deferrable interest debentures	1,666	1,381	1,334	1,440	1,243	3,047	2,581
Total Non-Deposit Funding	6,296	6,738	6,850	6,279	6,124	13,034	12,299
Total Interest-Bearing Funding	$ 11,204	$ 10,830	$ 11,528	$ 11,385	$ 11,899	$ 22,034	$ 24,872

Net Interest Income (TE)	$ 192,334	$ 173,557	$ 167,914	$ 162,819	$ 163,013	$ 365,891	$ 329,170

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2022	2022	2021	2021	2021	2022	2021
Earning Assets
Federal funds sold	0.73%	0.20%	0.18%	0.18%	0.24%	0.45%	0.24%
Interest-bearing deposits in banks	0.81%	0.16%	0.16%	0.16%	0.10%	0.42%	0.10%
Time deposits in other banks	— %	— %	— %	— %	1.64%	— %	1.64%
Debt securities - taxable	3.04%	2.76%	3.33%	2.77%	2.59%	2.93%	2.66%
Debt securities - nontaxable (TE)	3.49%	3.22%	3.47%	3.66%	3.87%	3.37%	3.81%
Loans held for sale	4.26%	3.01%	2.74%	2.81%	2.77%	3.59%	3.05%
Loans (TE)	4.32%	4.37%	4.26%	4.24%	4.33%	4.34%	4.43%
Total Earning Assets	3.88%	3.56%	3.39%	3.44%	3.58%	3.72%	3.71%

Interest-Bearing Deposits
NOW accounts	0.14%	0.09%	0.09%	0.09%	0.10%	0.11%	0.11%
MMDA	0.17%	0.13%	0.15%	0.16%	0.16%	0.15%	0.16%
Savings accounts	0.06%	0.06%	0.05%	0.06%	0.06%	0.06%	0.06%
Retail CDs	0.31%	0.34%	0.37%	0.45%	0.58%	0.33%	0.66%
Brokered CDs	— %	— %	— %	3.11%	3.21%	— %	2.82%
Total Interest-Bearing Deposits	0.17%	0.14%	0.16%	0.18%	0.21%	0.16%	0.23%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.22%	0.30%	0.29%	0.31%	0.29%	0.28%	0.30%
FHLB advances	1.58%	1.58%	1.58%	1.58%	1.58%	1.58%	1.59%
Other borrowings	4.72%	4.72%	4.51%	4.89%	4.99%	4.72%	4.99%
Subordinated deferrable interest debentures	5.26%	4.43%	4.20%	4.55%	3.99%	4.85%	4.17%
Total Non-Deposit Funding	4.55%	4.39%	4.19%	4.48%	4.41%	4.47%	4.44%
Total Interest-Bearing Liabilities	0.37%	0.36%	0.37%	0.38%	0.41%	0.37%	0.44%

Net Interest Spread	3.51%	3.20%	3.02%	3.06%	3.17%	3.35%	3.27%

Net Interest Margin(2)	3.66%	3.35%	3.18%	3.22%	3.34%	3.51%	3.45%

Total Cost of Funds(3)	0.22%	0.22%	0.23%	0.24%	0.26%	0.22%	0.28%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2022	2022	2021	2021	2021	2022	2021
Net income available to common shareholders	$ 90,066	$ 81,698	$ 81,944	$ 81,680	$ 88,327	$ 171,764	$ 213,289

Adjustment items:
Merger and conversion charges	—	977	4,023	183	—	977	—
Servicing right impairment (recovery)	(10,838)	(9,654)	(4,540)	1,398	(749)	(20,492)	(11,388)
Gain on BOLI proceeds	—	—	—	—	—	—	(603)
(Gain) loss on bank premises	(39)	(6)	(126)	1,136	(236)	(45)	(500)
Tax effect of adjustment items (Note 1)	2,284	2,024	243	(536)	206	4,308	2,496
After tax adjustment items	(8,593)	(6,659)	(400)	2,181	(779)	(15,252)	(9,995)
Adjusted net income	$ 81,473	$ 75,039	$ 81,544	$ 83,861	$ 87,548	$ 156,512	$ 203,294

Weighted average number of shares - diluted	69,316,258	69,660,990	69,738,426	69,756,135	69,791,670	69,484,508	69,764,923
Net income per diluted share	$ 1.30	$ 1.17	$ 1.18	$ 1.17	$ 1.27	$ 2.47	$ 3.06
Adjusted net income per diluted share	$ 1.18	$ 1.08	$ 1.17	$ 1.20	$ 1.25	$ 2.25	$ 2.91

Average assets	$ 23,405,201	$ 23,275,654	$ 23,054,847	$ 22,087,642	$ 21,538,894	$ 23,340,785	$ 21,144,751
Return on average assets	1.54%	1.42%	1.41%	1.47%	1.64%	1.48%	2.03%
Adjusted return on average assets	1.40%	1.31%	1.40%	1.51%	1.63%	1.35%	1.94%

Average common equity	$ 3,043,280	$ 2,994,652	$ 2,939,507	$ 2,874,691	$ 2,798,269	$ 3,019,100	$ 2,746,922
Average tangible common equity	$ 1,902,265	$ 1,857,713	$ 1,916,783	$ 1,884,622	$ 1,804,324	$ 1,880,112	$ 1,750,931
Return on average common equity	11.87%	11.06%	11.06%	11.27%	12.66%	11.47%	15.66%
Adjusted return on average tangible common equity	17.18%	16.38%	16.88%	17.65%	19.46%	16.79%	23.41%

Note 1:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.  A portion of the merger and conversion charges for 1Q22, 4Q21 and 3Q21 are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2022	2022	2021	2021	2021	2022	2021
Adjusted Noninterest Expense
Total noninterest expense	$ 142,196	$ 143,820	$ 138,369	$ 137,196	$ 135,761	$ 286,016	$ 284,559
Adjustment items:
Merger and conversion charges	—	(977)	(4,023)	(183)	—	(977)	—
Gain (loss) on bank premises	39	6	126	(1,136)	236	45	500
Adjusted noninterest expense	$ 142,235	$ 142,849	$ 134,472	$ 135,877	$ 135,997	$ 285,084	$ 285,059

Total Revenue
Net interest income	$ 191,364	$ 172,544	$ 166,837	$ 161,661	$ 161,852	$ 363,908	$ 326,829
Noninterest income	83,841	86,911	81,769	76,562	89,240	170,752	207,213
Total revenue	$ 275,205	$ 259,455	$ 248,606	$ 238,223	$ 251,092	$ 534,660	$ 534,042

Adjusted Total Revenue
Net interest income (TE)	$ 192,334	$ 173,557	$ 167,914	$ 162,819	$ 163,013	$ 365,891	$ 329,170
Noninterest income	83,841	86,911	81,769	76,562	89,240	170,752	207,213
Total revenue (TE)	276,175	260,468	249,683	239,381	252,253	536,643	536,383
Adjustment items:
(Gain) loss on securities	(248)	27	4	(530)	(1)	(221)	11
Gain on BOLI proceeds	—	—	—	—	—	—	(603)
Servicing right impairment (recovery)	(10,838)	(9,654)	(4,540)	1,398	(749)	(20,492)	(11,388)
Adjusted total revenue (TE)	$ 265,089	$ 250,841	$ 245,147	$ 240,249	$ 251,503	$ 515,930	$ 524,403

Efficiency ratio	51.67%	55.43%	55.66%	57.59%	54.07%	53.49%	53.28%
Adjusted efficiency ratio (TE)	53.66%	56.95%	54.85%	56.56%	54.07%	55.26%	54.36%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2022	2022	2021	2021	2021	2022	2021
Total shareholders' equity	$ 3,073,376	$ 3,007,159	$ 2,966,451	$ 2,900,770	$ 2,837,004	$ 3,073,376	$ 2,837,004
Less:
Goodwill	1,023,056	1,022,345	1,012,620	928,005	928,005	1,023,056	928,005
Other intangibles, net	115,613	120,757	125,938	60,396	63,783	115,613	63,783
Total tangible shareholders' equity	$ 1,934,707	$ 1,864,057	$ 1,827,893	$ 1,912,369	$ 1,845,216	$ 1,934,707	$ 1,845,216

Period end number of shares	69,360,461	69,439,084	69,609,228	69,635,435	69,767,209	69,360,461	69,767,209
Book value per share (period end)	$ 44.31	$ 43.31	$ 42.62	$ 41.66	$ 40.66	$ 44.31	$ 40.66
Tangible book value per share (period end)	$ 27.89	$ 26.84	$ 26.26	$ 27.46	$ 26.45	$ 27.89	$ 26.45

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2022	2022	2021	2021	2021	2022	2021
Banking Division
Net interest income	$ 152,122	$ 133,745	$ 120,572	$ 113,524	$ 110,670	$ 285,867	$ 223,486
Provision for credit losses	10,175	5,226	4,565	(9,578)	(3,949)	15,401	(27,853)
Noninterest income	23,469	21,364	18,859	17,896	16,171	44,833	32,909
Noninterest expense
Salaries and employee benefits	46,733	49,195	36,522	40,020	37,814	95,928	80,537
Occupancy and equipment expenses	11,168	11,074	11,699	10,196	9,050	22,242	19,170
Data processing and telecommunications expenses	10,863	11,230	10,162	9,159	10,280	22,093	20,481
Other noninterest expenses	21,123	20,045	24,048	21,723	18,763	41,168	38,473
Total noninterest expense	89,887	91,544	82,431	81,098	75,907	181,431	158,661
Income before income tax expense	75,529	58,339	52,435	59,900	54,883	133,868	125,587
Income tax expense	19,120	16,996	14,010	17,784	14,196	36,116	32,652
Net income	$ 56,409	$ 41,343	$ 38,425	$ 42,116	$ 40,687	$ 97,752	$ 92,935

Retail Mortgage Division
Net interest income	$ 20,779	$ 19,295	$ 19,912	$ 21,289	$ 22,533	$ 40,074	$ 41,517
Provision for credit losses	4,499	1,587	175	1,678	5,647	6,086	1,094
Noninterest income	57,795	61,649	59,650	55,555	69,055	119,444	166,695
Noninterest expense
Salaries and employee benefits	31,219	31,614	36,787	36,373	44,798	62,833	94,636
Occupancy and equipment expenses	1,406	1,471	1,587	1,590	1,553	2,877	3,029
Data processing and telecommunications expenses	1,123	1,172	1,213	1,357	1,435	2,295	2,981
Other noninterest expenses	12,812	12,645	10,793	11,675	7,638	25,457	15,827
Total noninterest expense	46,560	46,902	50,380	50,995	55,424	93,462	116,473
Income before income tax expense	27,515	32,455	29,007	24,171	30,517	59,970	90,645
Income tax expense	5,779	6,815	6,092	5,076	6,408	12,594	19,035
Net income	$ 21,736	$ 25,640	$ 22,915	$ 19,095	$ 24,109	$ 47,376	$ 71,610

Warehouse Lending Division
Net interest income	$ 6,700	$ 6,447	$ 8,063	$ 8,712	$ 8,720	$ 13,147	$ 18,626
Provision for credit losses	867	(222)	77	(291)	(155)	645	(300)
Noninterest income	1,041	1,401	1,253	1,037	1,333	2,442	2,313
Noninterest expense
Salaries and employee benefits	208	283	258	264	278	491	608
Occupancy and equipment expenses	1	1	1	—	1	2	2
Data processing and telecommunications expenses	48	47	56	59	68	95	117
Other noninterest expenses	212	218	227	200	30	430	63
Total noninterest expense	469	549	542	523	377	1,018	790
Income before income tax expense	6,405	7,521	8,697	9,517	9,831	13,926	20,449
Income tax expense	1,346	1,579	1,827	1,999	2,064	2,925	4,294
Net income	$ 5,059	$ 5,942	$ 6,870	$ 7,518	$ 7,767	$ 11,001	$ 16,155

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2022	2022	2021	2021	2021	2022	2021
SBA Division
Net interest income	$ 3,798	$ 6,011	$ 11,319	$ 10,699	$ 12,882	$ 9,809	$ 29,517
Provision for credit losses	(523)	(143)	(663)	(1,104)	(607)	(666)	(1,154)
Noninterest income	1,526	2,491	2,002	2,070	2,677	4,017	5,288
Noninterest expense
Salaries and employee benefits	1,316	1,271	1,217	1,320	937	2,587	2,319
Occupancy and equipment expenses	81	99	121	116	132	180	238
Data processing and telecommunications expenses	29	28	28	18	—	57	1
Other noninterest expenses	539	380	645	370	284	919	579
Total noninterest expense	1,965	1,778	2,011	1,824	1,353	3,743	3,137
Income before income tax expense	3,882	6,867	11,973	12,049	14,813	10,749	32,822
Income tax expense	815	1,442	2,514	2,530	3,111	2,257	6,893
Net income	$ 3,067	$ 5,425	$ 9,459	$ 9,519	$ 11,702	$ 8,492	$ 25,929

Premium Finance Division
Net interest income	$ 7,965	$ 7,046	$ 6,971	$ 7,437	$ 7,047	$ 15,011	$ 13,683
Provision for credit losses	(94)	(217)	(1,395)	(380)	(794)	(311)	(236)
Noninterest income	10	6	5	4	4	16	8
Noninterest expense
Salaries and employee benefits	2,069	1,918	1,831	1,694	1,678	3,987	3,390
Occupancy and equipment expenses	90	82	86	77	76	172	154
Data processing and telecommunications expenses	92	95	75	88	94	187	181
Other noninterest expenses	1,064	952	1,013	897	852	2,016	1,773
Total noninterest expense	3,315	3,047	3,005	2,756	2,700	6,362	5,498
Income before income tax expense	4,754	4,222	5,366	5,065	5,145	8,976	8,429
Income tax expense	959	874	1,091	1,633	1,083	1,833	1,769
Net income	$ 3,795	$ 3,348	$ 4,275	$ 3,432	$ 4,062	$ 7,143	$ 6,660

Total Consolidated
Net interest income	$ 191,364	$ 172,544	$ 166,837	$ 161,661	$ 161,852	$ 363,908	$ 326,829
Provision for credit losses	14,924	6,231	2,759	(9,675)	142	21,155	(28,449)
Noninterest income	83,841	86,911	81,769	76,562	89,240	170,752	207,213
Noninterest expense
Salaries and employee benefits	81,545	84,281	76,615	79,671	85,505	165,826	181,490
Occupancy and equipment expenses	12,746	12,727	13,494	11,979	10,812	25,473	22,593
Data processing and telecommunications expenses	12,155	12,572	11,534	10,681	11,877	24,727	23,761
Other noninterest expenses	35,750	34,240	36,726	34,865	27,567	69,990	56,715
Total noninterest expense	142,196	143,820	138,369	137,196	135,761	286,016	284,559
Income before income tax expense	118,085	109,404	107,478	110,702	115,189	227,489	277,932
Income tax expense	28,019	27,706	25,534	29,022	26,862	55,725	64,643
Net income	$ 90,066	$ 81,698	$ 81,944	$ 81,680	$ 88,327	$ 171,764	$ 213,289

For more information, contact: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514